EXHIBIT 99.1

JDS Uniphase to Acquire EPITAXX, Inc.

Nepean, Ontario and San Jose, California - October 4, 1999 - JDS Uniphase Corporation (Nasdaq: JDSU and TSE:JDU) today announced the signing of a definitive agreement to acquire EPITAXX, Inc. (EPITAXX), based in Trenton, New Jersey. EPITAXX is a leading supplier of optical detectors and receivers for fiberoptic telecommunications and cable television (CATV) networks. EPITAXX's products include long wavelength detectors and receivers that address a number of applications including dense wavelength division multiplexing (DWDM) and SONET/SDH transmission, optical network monitoring for terrestrial and undersea networks, test and measurement, and fiberoptic analog CATV.

The terms of the acquisition agreement provide for a purchase price of $400 million payable in JDS Uniphase Common Stock to the EPITAXX security holders. A closing in November 1999 is anticipated, subject to certain closing conditions, including the obtaining of required clearances under the Hart-Scott-Rodino Antitrust Improvement Act and other governmental approvals.

"We are very pleased to bring EPITAXX into the JDS Uniphase family," said Kevin Kalkhoven, JDS Uniphase Co-Chairman and Chief Executive Officer. "The capability to supply advanced detectors and receivers, both in component form and as part of integrated modules, is a very significant step for JDS Uniphase in expanding our "active" optoelectronic product lines. We offer the broadest range of components and modules in the fiber optics marketplace available today from any independent merchant vendor and believe that the acquisition of EPITAXX will further extend our leadership role in providing complete solutions to our customer base."

A majority of EPITAXX's shares are held by a subsidiary of Nippon Sheet Glass Co., Ltd. (NSG), a key supplier of micro-lenses to JDS Uniphase. Mr. Yozo Izuhara, President of NSG commented, "This transaction marks another milestone in NSG's increasingly close relationship to JDS Uniphase, which is a major customer of our micro-lens products. We look forward to continuing collaboration between the two companies in providing advanced products and technologies for the rapidly growing fiber optics telecommunications marketplace."

Noboru Hiraguri, Vice-Chairman of EPITAXX, Inc. stated, "We believe that this acquisition is a very positive step for NSG, EPITAXX and JDS Uniphase." Dr. Yves Dzialowski, President and Chief Operating Officer of EPITAXX, Inc., said, "We look forward to joining JDS Uniphase and to integrating our technology and products with the wide array of products offered by JDS Uniphase. This new relationship coincides well with our existing efforts to leverage our technological leadership into advanced optical detectors and receivers and to significantly increase our manufacturing capacity, particularly for our 2.5 and 10 Gb/s Avalanche Photo Diode (APD) receivers and detectors for optical network monitoring." More information on EPITAXX, Inc. is available at www.epitaxx.com.

JDS Uniphase is a high technology company that designs, develops, manufactures and distributes a comprehensive range of products for the growing fiberoptic communications market. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase Corporation is traded on the Nasdaq National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsunph.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes," "expects," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates," and similar words. Such forward- looking statements include, but are not limited to, the statements regarding the likelihood of consummation of the acquisition of EPITAXX, Inc., the expected closing date, the potential benefits of the EPITAXX acquisition to JDS Uniphase, EPITAXX and NSG, the ability of EPITAXX to leverage its technological leadership into advanced products and the level of growth of the fiber optics telecommunications markets. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, factors discussed from time to time in reports filed by JDS Uniphase Corporation with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and JDS Uniphase Corporation assumes no obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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